EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-219302) and Form S-8 (No. 333-167664, No. 333-206025, No. 333-213118, No. 333-227021 and No. 333-236423) of Oasis Petroleum Inc. of our report dated February 26, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 26, 2020